INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sun Bancorp, Inc. on Form S-3 of our report dated February 3, 2003, appearing in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
October 10, 2003